Exhibit 32.2
CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Volt Information Sciences, Inc. (the “Company”) on Form 10-Q for the quarter ended February 2, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, James Whitney Mayhew Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March __, 2014	By:	/s/ James Whitney Mayhew
James Whitney Mayhew
Executive Vice President and Chief Financial Officer
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Volt Information Sciences, Inc. and will be retained by Volt Information Sciences, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.